Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended September 30, 2019

Reports Net Investment Income of $0.36 per Weighted Average Share and Net Asset Value of $13.35 per Share

Declares Fourth Quarter 2019 Distribution of $0.34 per Share

NEW YORK--(BUSINESS WIRE)--November 6, 2019--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended September 30, 2019 and reported third quarter net investment income of $0.36 per weighted average share. At September 30, 2019, net asset value (“NAV”) per share was $13.35, compared to 13.41 at June 30, 2019. The Company also announced that its board of directors declared a fourth quarter distribution of $0.34 per share, which will be payable on December 27, 2019 to holders of record as of December 13, 2019.

Selected Financial Highlights
(in thousands, except per share data)	September 30, 2019
Investment Portfolio(1)	$3,020,356
Total Assets	$3,132,128
Total Statutory Debt(2)	$1,643,562
NAV	$1,169,279

NAV per Share	$13.35
Statutory Debt/Equity(3)	1.20x

Investment Portfolio Composition	September 30, 2019	Percent of Total
First Lien	$1,675,408	55.5%
Second Lien(1)	772,917	25.6%
Subordinated	71,608	2.3%
Preferred Equity	135,078	4.5%
Investment Fund	202,400	6.7%
Common Equity and Other(4)	162,945	5.4%
Total	$3,020,356	100.0%

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(1) Includes collateral for securities purchased under collateralized agreements to resell.
(2) Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures. Includes premium received on additional convertible notes issued in June 2019.
(3) Statutory debt / equity ratio of 1.41x as of September 30, 2019; pro forma ratio of 1.20x reflects $125.1 million of net proceeds received from equity offering completed on October 25, 2019 and $95.6 million repayment of revolving credit facilities.
(4) Includes investments held in New Mountain Net Lease Corporation (“NMNLC”).

We believe that the strength of the Company’s unique investment strategy – which focuses on middle market defensive growth companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only eight portfolio companies, representing approximately $125 million of the cost of all investments made since inception in October 2008, or approximately 1.7% of $7.4 billion, go on non-accrual.

Robert A. Hamwee, CEO, commented: "The third quarter represented another strong quarter of performance for NMFC. We originated $452 million of investments and once again had no new investments placed on non-accrual. Additionally, after our recent equity raise in October, we anticipate remaining fully levered in the fourth quarter.”

“As managers and as significant stockholders personally, we are pleased with the completion of another successful quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe New Mountain’s focus on acyclical “defensive growth” industries and on companies that we know well continues to be a successful strategy to preserve asset value.”

Portfolio and Investment Activity1

As of September 30, 2019, the Company’s NAV was approximately $1,169.3 million and its portfolio had a fair value of approximately $3,020.4 million in 113 portfolio companies, with a weighted average YTM at Cost2 of approximately 9.3%. For the three months ended September 30, 2019, the Company made approximately $452.1 million of originations and commitments3. The $452.1 million includes approximately $320.5 million of investments in fifteen new portfolio companies and approximately $131.6 million of follow-on investments in eighteen portfolio companies held as of June 30, 2019. For the three months ended September 30, 2019, the Company had $43.9 million of sales and cash repayments3 of approximately $67.3 million.

Consolidated Results of Operations

The Company’s total investment income for the three months ended September 30, 2019 and 2018 was approximately $72.6 million and $60.5 million, respectively.

The Company’s total net expenses, after income tax expense, for the three months ended September 30, 2019 and 2018 were approximately $41.4 million and $33.4 million, respectively. Total net expenses, after income tax expense, for the three months ended September 30, 2019 and 2018 consisted of approximately $21.8 million and $14.8 million, respectively, of costs associated with the Company’s borrowings and approximately $17.3 million and $15.0 million, respectively, in net management and incentive fees. Since the Company’s initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets held under revolving credit facilities that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of September 30, 2019 and 2018 totaled approximately $777.6 million and $446.6 million, respectively. For the three months ended September 30, 2019 and 2018 management fees waived were approximately $3.1 million and $1.8 million, respectively. The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended September 30, 2019 and 2018 were approximately $2.3 million and $3.6 million, respectively.

For the three months ended September 30, 2019 and 2018, the Company recorded approximately $7.8 million and $0.4 million, respectively, of net realized and unrealized losses.

Liquidity and Capital Resources

As of September 30, 2019, the Company had cash and cash equivalents of approximately $69.8 million and total statutory debt outstanding of approximately $1,643.6 million4, which consisted of approximately $637.6 million of the $800.0 million of total availability on the Holdings Credit Facility, $138.5 million of the $138.5 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $202.0 million of the $210.0 million of total availability on the Company’s secured revolving credit facility (the “DB Credit Facility”), $10.6 million of the $30.0 million of total availability on the senior secured revolving credit facility (the “NMNLC Credit Facility”), $201.6 million5 of convertible notes outstanding and $453.3 million of unsecured notes outstanding. Additionally, the Company had $184.0 million of SBA-guaranteed debentures outstanding as of September 30, 2019.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations, where the risk of loss has materially increased since the original investment, would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status and the final development could be an actual realization of a loss through a restructuring or impaired sale.

As of September 30, 2019, three portfolio companies had an investment rating of “3” and one portfolio company had an investment rating of “4”. The Company’s investment in portfolio companies with an investment rating of “3” had an aggregate cost basis of approximately $52.0 million and an aggregate fair value of approximately $35.2 million. The Company’s investment in the portfolio company with an investment rating of “4” had an aggregate cost basis of approximately $1.4 million and an aggregate fair value of less than $0.1 million.

Recent Developments

The Company had approximately $121.9 million of originations and commitments3 since the end of the third quarter through November 1, 2019. This was offset by approximately $45.0 million of repayments3 and $44.0 million of sales3 during the same period.

On October 8, 2019, the United States Securities and Exchange Commission (the “SEC”) issued an exemptive order (the "New Order") permitting us and certain of the Company’s affiliates to co-invest together in portfolio companies subject to certain conditions included therein. The New Order supersedes the Company’s existing co-investment exemptive order, which was granted by the SEC on December 18, 2017, and expands on the Company’s ability to co-invest with certain affiliates.

On October 16, 2019, the Company entered into a Joinder Agreement pursuant to which Hitachi Capital America Corp. was added as a lender under the DB Credit Facility for an aggregate commitment of $20.0 million thereby increasing the aggregate commitments under the DB Credit Facility from $210.0 million to $230.0 million.

On October 25, 2019, the Company completed a public offering of 9,200,000 shares of our common stock (including 1,200,000 shares of common stock that were issued pursuant to the full exercise of the option granted to the underwriters to purchase additional shares) at a public offering price of $13.25 per share. Certain of the Company’s officers and interested directors purchased an aggregate 400,000 shares in this offering at the public offering price. The Company’s Investment Adviser paid the underwriters' sales load of $0.41 per share (other than the 400,000 shares purchased by certain officers and interested directors for which no sales load was payable to the underwriters). In addition, the Company’s Investment Adviser paid the underwriters an additional supplemental payment of $0.35 per share, which reflects the difference between the actual public offering price of $13.25 per share and the net proceeds of $13.60 per share received by us in this offering. All payments made by the Investment Adviser are not subject to reimbursement by the Company. The Company received total net proceeds of approximately $125.1 million in connection with this offering.

On November 4, 2019, the Company’s board of directors declared a fourth quarter 2019 distribution of $0.34 per share payable on December 27, 2019 to holders of record as of December 13, 2019.

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[1]	Includes collateral for securities purchased under collateralized agreements to resell.
[2]	References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.
[3]	Excludes revolving credit facilities, netbacks, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
[4]	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.
[5]	Includes premium received on additional convertible notes issued in June 2019.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Thursday, November 7, 2019, to discuss its third quarter 2019 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	September 30, 2019	December 31, 2018
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,456,149 and $1,868,785, respectively)	$2,452,793	$1,861,323
Non-controlled/affiliated investments (cost of $82,085 and $78,438, respectively)	78,469	77,493
Controlled investments (cost of $442,414 and $382,503, respectively)	466,918	403,137
Total investments at fair value (cost of $2,980,648 and $2,329,726, respectively)	2,998,180	2,341,953
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	22,176	23,508
Cash and cash equivalents	69,815	49,664
Interest and dividend receivable	37,330	30,081
Receivable from affiliates	586	288
Other assets	4,041	3,172
Total assets	$3,132,128	$2,448,666

Liabilities
Borrowings
Holdings Credit Facility	$637,563	$512,563
Unsecured Notes	453,250	336,750
DB Credit Facility	202,000	57,000
Convertible Notes	201,649	270,301
SBA-guaranteed debentures	184,000	165,000
NMFC Credit Facility	138,500	60,000
NMNLC Credit Facility	10,600	–
Deferred financing costs (net of accumulated amortization of $26,933 and $22,234, respectively)	(16,785)	(17,515)
Net borrowings	1,810,777	1,384,099
Payable for unsettled securities purchased	99,667	20,147
Management fee payable	18,363	8,392
Incentive fee payable	14,779	6,864
Interest payable	11,972	12,397
Payable to affiliates	1,210	1,021
Deferred tax liability	885	1,006
Other liabilities	5,196	8,471
Total liabilities	1,962,849	1,442,397
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 200,000,000 and 100,000,000 shares authorized, respectively, and 87,568,695 and 76,106,372 shares issued and outstanding, respectively	876	761
Paid in capital in excess of par	1,191,881	1,035,629
Accumulated overdistributed earnings	(23,478)	(30,121)
Total net assets	$1,169,279	$1,006,269
Total liabilities and net assets	$3,132,128	$2,448,666

Number of shares outstanding	87,568,695	76,106,372
Net asset value per share	$13.35	$13.22

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Investment income
From non-controlled/non-affiliated investments:
Interest income	$51,452	$38,332	$143,927	$112,278
Dividend income	–	–	–	486
Non-cash dividend income	2,239	1,491	6,282	4,254
Other income	3,599	4,669	7,694	8,550
From non-controlled/affiliated investments:
Interest income	1,051	817	3,088	1,129
Dividend income	788	787	2,326	2,423
Non-cash dividend income	309	4,024	901	12,050
Other income	342	315	934	1,529
From controlled investments:
Interest income	2,717	1,771	7,764	4,342
Dividend income	7,661	5,925	23,383	14,755
Non-cash dividend income	2,273	1,721	6,446	4,683
Other income	163	617	505	1,477
Total investment income	72,594	60,469	203,250	167,956
Expenses
Incentive fee	7,792	6,780	21,642	19,644
Management fee	12,687	10,018	35,302	28,011
Interest and other financing expenses	21,830	14,759	61,695	38,873
Administrative expenses	930	846	3,074	2,607
Professional fees	834	2,053	2,486	3,455
Other general and administrative expenses	492	437	1,302	1,365
Total expenses	44,565	34,893	125,501	93,955
Less: management fees waived	(3,141)	(1,766)	(8,497)	(4,583)
Less: expenses waived and reimbursed	–	–	(335)	(276)
Net expenses	41,424	33,127	116,669	89,096
Net investment income before income taxes	31,170	27,342	86,581	78,860
Income tax expense	–	225	13	286
Net investment income	31,170	27,117	86,568	78,574
Net realized gains (losses):
Non-controlled/non-affiliated investments	349	3,254	439	(3,149)
Controlled investments	6	–	14	–
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	(8,334)	(4,048)	4,106	(22,069)
Non-controlled/affiliated investments	(143)	829	(2,671)	10,908
Controlled investments	1,453	(390)	3,870	10,471
Securities purchased under collateralized agreements to resell	(1,332)	–	(1,332)	(12)
Benefit (provision) for taxes	281	(2)	121	(986)
Net realized and unrealized gains (losses)	(7,720)	(357)	4,547	(4,837)
Net increase in net assets resulting from operations	$23,450	$26,760	$91,115	$73,737
Basic earnings per share	$0.27	$0.35	$1.11	$0.97
Weighted average shares of common stock outstanding-basic	86,987,841	76,106,372	82,020,549	75,994,068
Diluted earnings per share	$0.26	$0.32	$1.01	$0.91
Weighted average shares of common stock outstanding-diluted	100,245,426	89,388,999	97,948,225	86,983,697
Distributions declared and paid per share	$0.34	$0.34	$1.02	$1.02

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York based investment firm focused on long-term business-building and growth investments. The firm currently manages private equity, public equity, and credit funds with over $20 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.

Contacts

New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505